UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 8, 2013

Date of Report (Date of earliest event reported)

MTR GAMING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20508	84-1103135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification. No.)

State Route 2 South, P.O. Box 356, Chester, West Virginia	26034
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 9, 2013, MTR Gaming Group, Inc. (“MTR”), Eclair Holdings Company, a wholly owned subsidiary of MTR (“NewCo”), Ridgeline Acquisition Corp., a wholly owned subsidiary of NewCo (“Merger Sub A”), Eclair Acquisition Company, LLC, a wholly owned subsidiary of NewCo (“Merger Sub B”), Eldorado HoldCo, LLC (“Eldorado”), and Thomas Reeg, Robert Jones, and Gary Carano, as the representative of the members of Eldorado, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which MTR will merge with Merger Sub A and Eldorado will merge with Merger Sub B, with MTR and Eldorado as the surviving entities in such mergers (the “Mergers”).  As a result of the Mergers, NewCo will become the holding company for MTR and Eldorado and be renamed “Eldorado Resorts, Inc.,” with its shares of common stock listed on The Nasdaq Stock Market (“Nasdaq”).  There can be no guarantee that the transactions contemplated by the Merger Agreement will be consummated; please see FORWARD LOOKING STATEMENTS below.

The Merger Agreement provides that, upon completion of the Mergers, MTR stockholders will have the right to receive, at their election (but subject to customary procedures applicable to oversubscription for cash consideration), either (i) one share of NewCo common stock, or (ii) $5.15 in cash in exchange for each share of MTR common stock they own immediately prior to completion of the Mergers (the “MTR Exchange Ratio”); provided that no more than $30.0 million in cash will be exchanged for MTR shares.  The members of Eldorado will collectively receive, in the aggregate, an amount of merger consideration equaling to the product of (a) Eldorado’s adjusted EBITDA for the twelve months ending on the most recent month end preceding the closing date by at least twenty days (the “Report Date”) and (b) 6.81, with such amount being adjusted for Eldorado’s excess cash, outstanding debt, and working capital based upon an agreed upon working capital target for Eldorado, an amount equal to certain transaction expenses of MTR which is capped at $7.0 million, the value of Eldorado’s interest in Circus and Eldorado Joint Venture, LLC (“Silver Legacy”), a 50/50 joint venture with a wholly-owned subsidiary of MGM Resorts International, and the amount of restricted cash on Eldorado’s balance sheet (if any) relating to the credit support required in connection with Silver Legacy’s credit facility.  The value of Eldorado’s interest in Silver Legacy is equal to the product of (x) Eldorado’s proportionate ownership interest in Silver Legacy which, through a subsidiary, is currently 50%, and (y) the product of (A) Silver Legacy’s adjusted EBITDA for the twelve months ending on the Report Date and (B) 6.81, with such amount being adjusted for Silver Legacy’s excess cash, outstanding debt, and working capital based upon an agreed upon working capital target for Silver Legacy, each such adjustment in proportion to Eldorado’s ownership interest, the amount of the subordinated notes made by Eldorado to Silver Legacy, and Eldorado’s portion of the difference between the capital accounts of the members of Silver Legacy.  As a result, the members of Eldorado will receive, in the aggregate, the number of shares of NewCo common stock equal to quotient obtained by dividing the merger consideration as calculated in the two preceding sentences by an implied price per share of $5.15 for NewCo common stock (the “Eldorado Merger Shares”).  The number of Eldorado Merger Shares issued to Eldorado members is subject to a post-closing adjustment based on a final post-closing calculation of the components of the Eldorado Valuation.  The MTR Exchange Ratio and the number of Eldorado Merger Shares are subject to customary anti-dilution adjustments in the event of stock splits, stock dividends and similar transactions involving MTR common stock.  The Mergers are expected to qualify as tax-free transfers of property to NewCo for federal income tax purposes.

Following completion of the Mergers, Eldorado and MTR will each continue to operate as a separate subsidiary of NewCo.  The NewCo board of directors will be designated by Eldorado, provided that at least a majority of the directors meet the independence qualifications requirements of Nasdaq.  Eldorado shall use its best efforts to designate at least five directors no later than forty-five days following the date of the Merger Agreement.  Gary Carano, the current President and Chief Operating Officer of Eldorado, will become the Chief Executive of NewCo following completion of the Mergers.

The Merger Agreement contains representations and warranties from MTR, NewCo, Merger Sub A, and Merger Sub B, on the one hand, and Eldorado, on the other hand, that are qualified by the confidential disclosures provided to the other party in connection with the Merger Agreement.  The Merger Agreement includes other affirmative and negative covenants of the parties which are customary in transactions of this type, including covenants by MTR not to solicit alternative transactions or to enter into discussions concerning, or to provide confidential information in connection with, an alternative transaction, except under the circumstances permitted in the Merger Agreement.  Eldorado covenants that it will not, unless the Merger Agreement is otherwise terminated, solicit an alternative transaction or initiate or enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.  However, Eldorado will be permitted to participate in any “buy-sell” procedure initiated with respect to Silver Legacy in accordance with Silver Legacy’s operating agreement.  Additionally, Eldorado shall, at its own expense, dispose of, or sell or assign to a third party, any and all of its interests, directly or indirectly, in Tamarack Crossing, LLC.

Additionally, MTR covenants that it will cause NewCo to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the shares of NewCo common stock to be issued in connection with the Mergers within forty-five days after the execution of the Merger Agreement.  Within forty days after the registration statement is declared effective by the SEC, the Merger Agreement provides that MTR shall take all action necessary to call and hold a meeting of its stockholders to approve the Merger Agreement.  Eldorado members holding 95% of its outstanding membership interests have previously approved the Merger Agreement.

At the request of Eldorado, MTR will commence one or more consent solicitations with respect to obtaining certain amendments and waivers of the indenture underlying MTR’s 11.5% Senior Secured Second Lien Notes due August 1, 2019 on terms and conditions as may be agreed upon between Eldorado and MTR.  Additionally, each of members of Eldorado and certain officer and senior managers of Eldorado will enter into non-competition agreements with NewCo that will become effective as of the closing.

Completion of the Mergers is subject to a number of customary conditions, including the approval of the Merger Agreement by the stockholders of MTR, the effectiveness of the registration statement to be filed by NewCo with the SEC relating to the NewCo common stock to be issued in the Mergers, and the receipt of required regulatory approvals.  The obligation of Eldorado and MTR to complete the Mergers is also conditioned on the combined adjusted EBITDA of MTR and Eldorado exceeding $115.0 million during the twelve months ending on the Report Date.

The Merger Agreement, in addition to providing that the parties can mutually terminate the Merger Agreement, contains termination rights for MTR and Eldorado, as the case may be, including, among others, upon: (1) final, nonappealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Merger Agreement; (2) June 9, 2014, if the Mergers have not been completed by that time, provided that either party may extend the Merger Agreement for an additional 180 days if the only unsatisfied condition to closing is receipt of required regulatory approvals; (3) the failure of Eldorado and MTR to achieve a combined adjusted EBITDA of $115.0 million during the twelve months ending on the Report Date; (4) a breach by the other party that is not or cannot be cured within 30 days’ notice if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement to be satisfied; (5) failure of MTR’s stockholders to approve and adopt the Merger Agreement; or (6) failure by the MTR Board of Directors to recommend that its stockholders approve the Merger Agreement at a time that such recommendation is required or a withdrawal or adverse modification of that recommendation.  MTR has the right to terminate the Merger Agreement under certain circumstances relating to other permitted acquisition proposals with respect to MTR and, in the event of such termination, MTR would be obligated to pay Eldorado a termination fee of $5.0 million.  MTR would also be obligated to reimburse Eldorado for its actual fees and expenses incurred in connection with the Mergers in an amount not to exceed $500,000 in the event that MTR stockholders do not approve the transaction at the meeting of MTR stockholders called for that purpose.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and not establishing these matters as facts, and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors.  In addition, such representations and warranties (i) will not survive consummation of the Mergers, unless otherwise specified in the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  MTR’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of MTR, NewCo, Eldorado or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in MTR’s public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors and security holders with information regarding the terms of the Merger Agreement.  It is not intended to be a source of ongoing financial, business or operational information, or provide any other factual information, about MTR, NewCo, Eldorado or their respective subsidiaries or affiliates to be relied on by investors.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding MTR, NewCo, Eldorado, their respective affiliates or their respective businesses, the Merger Agreement and the Mergers that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 to be filed by NewCo that will include a proxy statement of MTR, as well as in the Forms 10-K, Forms 10-Q and other filings that MTR makes with the SEC.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2013, the Board of Directors of MTR appointed Joseph L. Billhimer, Jr., age 49, as President and Chief Operating Officer of MTR.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Billhimer had previously served as Acting President of MTR since May 27, 2013 and as Chief Operating Officer of MTR since April 2011.  The information regarding Mr. Billhimer that is required by Item 401(b) and (e) of Regulation S-K was disclosed in MTR’s proxy statement filed with the SEC on April 30, 2013, and is incorporated herein by reference.  There are no arrangements or understandings between Mr. Billhimer and any other persons pursuant to which Mr. Billhimer was appointed as President and Chief Operating Officer of MTR.  There are no family relationships between Mr. Billhimer and any director or executive officer of MTR.  There have been no transactions nor are there any proposed transactions between MTR and Mr. Billhimer that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Billhimer will continue to be employed under his existing employment agreement.  Item 5.02 of MTR’s Current Report on Form 8-K, filed with the SEC on May 30, 2013, contains information regarding Mr. Billhimer’s existing employment agreement.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations of MTR and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the expected benefits of a potential combination of MTR and Eldorado, including the expected effect of the Mergers on MTR’s and Eldorado’s financial results and profile (e.g., free cash flow, earnings per share and adjusted EBITDA); the anticipated benefits of geographic diversity that would result from the Mergers and the expected results of MTR’s and Eldorado’s gaming properties; expectations about future business plans, prospective performance and opportunities; required regulatory approvals and the expected timing of the completion of the transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should”, “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include (a) the timing to consummate a potential transaction between MTR and Eldorado; (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators) and satisfy or waive other closing conditions; (c) the possibility that the Mergers do not close when expected or at all; or that the companies may be required to modify aspects of the Mergers to achieve regulatory approval; (d) the ability of MTR and Eldorado to promptly and effectively integrate their respective businesses; (e) the requirement to satisfy closing conditions to the Mergers as set forth in the Merger Agreement, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (f) the outcome of any legal proceedings that may be instituted in connection with the transaction; (g) the ability to retain certain key employees of MTR or Eldorado; (h) that there may be a material adverse change affecting MTR or Eldorado, or the respective businesses of MTR or Eldorado may suffer as a result of uncertainty surrounding the transaction; and (i) the risk factors disclosed in MTR’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, which MTR filed on March 15, 2013. Forward-looking statements reflect MTR’s management’s analysis as of the date of this release, even if subsequently made available MTR on its website or otherwise. MTR does not undertake to revise these statements, whether written or oral, that may be made from time to time to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE YOU CAN FIND IT

This Current Report on Form 8-K is not a solicitation of a proxy from any stockholder of MTR. In connection with the Merger Agreement, MTR, Eldorado and NewCo intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by NewCo, that will contain a proxy statement/prospectus. Investors and security holders are urged to read these materials and any other relevant documents filed with the SEC when they become available because they will contain important information about MTR, Eldorado, NewCo and the proposed transaction. The Registration Statement on Form S-4, including the proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Eldorado, NewCo or MTR with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to “Investor Relations,” MTR Gaming Group, Inc., Route 2, P.O. Box 356, Chester, West Virginia 26034, or by accessing MTR’s web site at www.mtrgaming.com under the heading “About” and then “Investor Relations” and then under “SEC Filings.”

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Eldorado, MTR and NewCo and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of MTR in connection with the proposed transaction. Information about MTR’s directors and executive officers is available in MTR’s definitive proxy statement, dated April 30, 2013, for its 2013 annual meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement on Form S-4 and the proxy statement/prospectus that NewCo will file with the SEC, when it becomes available.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

2.1

Agreement and Plan of Merger, dated as of September 9, 2013, between MTR Gaming Group, Inc., Eclair Holdings Company, Ridgeline Acquisition Corp., Eclair Acquisition Company, LLC, Eldorado HoldCo, LLC, and Thomas Reeg, Robert Jones, and Gary Carano, as the Member Representative (the schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release, dated September 9, 2013, of MTR Gaming Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTR GAMING GROUP, INC.

Dated: September 11, 2013

	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer